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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, except as to Note 4, as to which the date is May 13, 1999, in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about December 9, 1999, and the related Prospectus of NextCard, Inc. and subsidiary for the registration of 7,000,000 shares of its common stock.


San Francisco, California
December 7, 1999